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                                                              EXHIBIT 99.3

                            WIND RIVER SYSTEMS, INC.

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            ADOPTED ON APRIL 27, 1995
                            APPROVED BY STOCKHOLDERS
                                ON JUNE 15, 1995
                            ADJUSTED TO GIVE EFFECT
                           TO STOCK SPLIT MAY 24, 1996


1.   PURPOSE.

     (a) The purpose of the 1995 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of Wind River Systems, Inc. (the "Company") who is not otherwise an employee or consultant of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

     (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.



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3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate one hundred fifty thousand (150,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for grants under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY.

     Options shall be granted only to Non-Employee Directors of the Company.

5.   NON-DISCRETIONARY GRANTS.

     (a) Upon the date of the approval of the Plan by the Board (the "Adoption Date"), each person who is a Non-Employee Director on the Adoption Date shall automatically be granted an option to purchase fifteen thousand (15,000) shares of the common stock of the Company on the terms and conditions set forth herein.

     (b) Each person who is, after the Adoption Date, elected for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase fifteen thousand (15,000) shares of common stock of the Company on the terms and conditions set forth herein.

     (c) On April 1 of each year, commencing with April 1, 1996, each person who is then a Non-Employee Director automatically shall be granted an option to purchase three thousand (3,000) shares of common stock of the Company on the terms and conditions set forth herein.

6.   OPTION PROVISIONS.

     Each option shall be subject to the following terms and conditions:

     (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the


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date of grant.  If the optionee's service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date six (6) months following the date of termination of all such service; PROVIDED, HOWEVER, that if such termination of service is due to the optionee's disability, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee's termination of service on account of disability and if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director of or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was vested on the date of termination of all such service under the provisions of subparagraphs 6(e) or 6(f), whichever is applicable. Notwithstanding any other provision of the Plan to the contrary, in the event that an optionee fails to satisfy the meeting attendance requirements for vesting as set forth in subparagraph 6(f) for an option granted pursuant to subparagraph 5(c), then such option shall terminate one year and one day following its date of grant.

     (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

     (c) Payment of the exercise price of each option is due in full in cash or by check upon any exercise when the number of shares being purchased upon such exercise is less than 500 shares; but when the number of shares being purchased upon an exercise is 500 or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:

            (i) Payment of the exercise price per share in cash or by check at the time of exercise; or

           (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or

          (iii) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.

     Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.


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     (d)  An option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (a "QDRO") and shall be exercisable during the lifetime of the person to whom the option is granted only by such person, by such person's guardian or legal representative, or by a transferee pursuant to a QDRO. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

     (e) An option granted pursuant to either subparagraph 5(a) or subparagraph 5(b) shall become vested in four (4) equal annual installments over a period of four (4) years from the date of grant, commencing on the date one year after the date of grant of the option. Therefore, twenty-five percent (25%) of the shares shall vest on the first anniversary of the date of grant and twenty-five percent (25%) of the shares shall vest each anniversary thereafter, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully vested in accordance with its terms with respect to that portion of the shares represented by that installment.

     (f) An option granted pursuant to subparagraph 5(c) shall be one hundred percent (100%) vested at the end of the one-year period following the date of grant of the option if the optionee attends at least seventy-five percent (75%) of the meetings of the Board and committees of the Board on which the optionee serves which are held during that one-year period.

     (g) The option shall include a provision whereby the optionee may elect at any time while a Non-Employee Director, employee, or consultant (but not after all such service with the Company and its Affiliates has terminated) to exercise the option as to any part or all of the shares subject to the option prior to the full vesting of the option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase right to be equal to the original purchase price of the stock payable in cash or by check; PROVIDED, HOWEVER, that such right shall be exercised no later than ninety (90) days following the date on which such option was last exercisable. The Company shall have the authority to establish arrangements to hold any unvested shares in escrow according to the terms of a joint escrow agreement acceptable to the Company. The Company's repurchase right may be assigned by the Company.

     (h) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These

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requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.


     (i) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.   COVENANTS OF THE COMPANY.

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.   MISCELLANEOUS.

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days

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after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

     (c) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

     (d) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

     (e) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

     (f) As used in this Plan, fair market value means, as of any date, the value of the common stock of the Company determined as follows:

          (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reporting in the Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the common stock is quoted on the Nasdaq Stock Market (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

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          (iii)     In the absence of an established market for the common
stock, the Fair Market Value shall be determined in good faith by the Board.

10.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

     (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged; or
(4) a sale of substantially all of the Company's assets, then the time during which options outstanding under the Plan shall vest shall be accelerated and the options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any option outstanding under the Plan shall terminate if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan, PROVIDED, HOWEVER, that the Board shall not amend the Plan more than once every six (6) months, with respect to the provisions of the Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares which may be issued under the Plan;

           (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

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          (iii)     Modify the Plan in any other way if such modification
requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3.

     The Board may also submit any other amendment to the Plan for the approval of the stockholders of the Company as the Board deems appropriate; including, but not limited to, amendments for which stockholder approval is necessary in order that the Plan satisfies the requirements of Section 162(m) of the Code.

     (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate once all of the shares subject to the Plan have been issued on account of the exercise of options granted under the Plan. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

     (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

     (a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

     (b) Notwithstanding any provision of the Plan to the contrary, no option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.

                                         8.